Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AZIYO BIOLOGICS, INC.

Aziyo Biologics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:	That the Board of Directors of the Corporation duly adopted resolutions at a meeting recommending and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Part A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

“Classes of Stock. Effective on the filing of this Certificate of Amendment to Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment Effective Time”), a one-for-13.9549 reverse split of each class of the Corporation’s Common Stock shall become effective, pursuant to which each 13.9549 shares of each class of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Amendment Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of such class of Common Stock automatically and without any action by the holder thereof upon the Amendment Effective Time and shall represent one share of such class of Common Stock from and after the Amendment Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of each class of the Common Stock and each class of the Preferred Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Amendment Effective Time of a certificate which formerly represented shares of any class of Common Stock that were issued and outstanding immediately prior to the Amendment Effective Time, any person who would otherwise be entitled to a fractional share of such class of Common Stock as a result of the Reverse Stock Split, following the Amendment Effective Time, shall be entitled to receive a cash payment equal to the fraction of which such holder would otherwise be entitled multiplied by the fair market value per share as determined in good faith by the Board of Directors.

Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of any class of Common Stock that were issued and outstanding immediately prior to the Amendment Effective Time shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of such class of Common Stock after the Amendment Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Amendment Effective Time); provided, however, that each person of record holding a certificate that represented shares of any class of Common Stock that were issued and outstanding immediately prior to the Amendment Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of such class of Common Stock after the Amendment Effective Time into which the shares of such class of Common Stock formerly represented by such certificate shall have been reclassified; and provided further, however, that whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of any class of Common Stock that were issued and outstanding immediately prior to the Amendment Effective Time formerly represented by certificates that the holder is at the time surrendering for a new certificate evidencing and representing the number of whole shares of such class of Common Stock after the Amendment Effective Time and (ii) the aggregate number of shares of such class of Common Stock after the Amendment Effective Time into which the shares of such class of Common Stock formerly represented by such certificates shall have been reclassified.

The Corporation is authorized to issue shares of Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares that the Company is authorized to issue is 289,889,536. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 69,889,536, of which 51,505,000 are designated as Series A Preferred Stock (the “Series A Preferred Stock”) and 18,384,536 are designated as Series A-1 Preferred Stock (the “Series A-1 Preferred Stock” and, together with the Series A Preferred Stock, the “Series A/A-1 Preferred Stock”). The total number of shares of Common Stock that the Corporation shall have authority to issue is 220,000,000, of which 200,000,000 are designated as Class A Common Stock (the “Class A Common Stock” and 20,000,000 are designated as Class B Common Stock (the “Class B Common Stock”). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.”

2

RESOLVED, that the introductory text of Section 4 of Part B of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

“Conversion. The holders of the Series A/A-1 Preferred Stock shall have conversion rights as follows:”

RESOLVED, that Subsection 4(b)(i) of Part B of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

“Initial Public Offering. Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock and each share of Series A-1 Preferred Stock shall automatically be converted into shares of Class B Common Stock (as set forth in Section (B)4(a)), in each case, upon: (x) the date and time, or the occurrence of an event, specified by written consent of the Required Holders for the conversion of all outstanding shares of Series A/A-1 Preferred Stock; provided, however, that without the consent of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock, the Series A-1 Preferred Stock shall not be converted pursuant to this clause (x) except during an Exchange Act Registration Period; (y) immediately prior to the closing of the sale of shares of Class A Common Stock to the public at a price of at least $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), resulting in at least $30,000,000 of gross proceeds to the Corporation, provided that such closing occurs during an Exchange Act Registration Period; or (z) the closing of the sale of shares of Class A Common Stock (and/or Class B Common Stock, if applicable) to the public in an underwritten offering pursuant to the Corporation’s Registration Statement on Form S-1 (Reg. No. 333-248788), provided that such closing occurs during an Exchange Act Registration Period (any such underwritten public offering described in clause (y) or (z), a “Qualified IPO”). Such conversions shall be automatic, without need for any further action by the holders of shares of Series A Preferred Stock or Series A-1 Preferred Stock and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversions unless certificates evidencing such shares of Series A/A-1 Preferred Stock so converted are surrendered to the Corporation or the holder of record of such shares notifies the Corporation that such certificates have been lost, stolen or destroyed and such holder executes an agreement to indemnify the Corporation from any loss incurred by it in connection with such certificates, in each case in accordance with the procedures described in Section (B)4(c) below. Upon the conversion of Series A/A-1 Preferred Stock pursuant to this Section (B)4(b), the Corporation shall promptly send written notice thereof, by registered or certified mail, return receipt requested and postage prepaid, by hand delivery or by overnight delivery, to each holder of record of Series A/A-1 Preferred Stock at such holder’s address then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series A/A-1 Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Section (B)4(c) below.”

3

SECOND:	That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:	That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

* * *

4

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Ronald Lloyd, the President and Chief Executive Officer of the Corporation, this 29th day of September, 2020.

AZIYO BIOLOGICS, INC.

By:	/s/ Ronald Lloyd
Ronald Lloyd
President and Chief Executive Officer

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AZIYO BIOLOGICS, INC.
a Delaware Corporation

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Aziyo Biologics, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.       That the name of this corporation is Aziyo Biologics, Inc., and that this corporation was originally incorporated pursuant to the DGCL on August 6, 2015.

2.       That the Board of Directors duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation of this corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation, as amended, be amended and restated in its entirety to read as follows:

ARTICLE I

The name of this corporation (the “Corporation”) is Aziyo Biologics, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

A.                Classes of Stock. The Corporation is authorized to issue shares of Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares that the Company is authorized to issue is 155,274,072. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is 69,889,536, of which 51,505,000 are designated as Series A Preferred Stock (the “Series A Preferred Stock”) and 18,384,536 are designated as Series A-1 Preferred Stock (the “Series A-1 Preferred Stock” and, together with the Series A Preferred Stock, the “Series A/A-1 Preferred Stock”). The total number of shares of Common Stock that the Corporation shall have authority to issue is 85,384,536, of which 67,000,000 are designated as “Class A Common Stock” (the “Class A Common Stock” and 18,384,536 are designated as “Class B Common Stock” (the “Class B Common Stock”). The Preferred Stock shall have a par value of $0.001 per share and the Common Stock shall have a par value of $0.001 per share.

Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each share of the Corporation’s Common Stock issued and outstanding or held as treasury stock immediately prior to the Effective Time, shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class A Common Stock. Any stock certificate that immediately prior to the Effective Time represented shares of the Corporation’s Common Stock shall from and after the Effective Time be deemed to represent shares of Class A Common Stock, without the need for surrender or exchange thereof.

B.                 Rights Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as follows:

1.                  Identical Rights.

(a)               Except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law, all shares of Series A/A-1 Preferred Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects as to all matters.

(b)               If the Corporation in any manner subdivides (by stock split or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of Series A Preferred Stock or Series A-1 Preferred Stock, then all outstanding shares of Series A/A-1 Preferred Stock will be subdivided or combined in the same proportion and manner.

2.                  Dividends.

(a)               Any dividend or other distribution (other than dividends on shares of Common Stock payable solely in the form of shares of Common Stock) that is declared, paid or set aside by the Corporation shall be made in accordance with the preferences and priorities set forth in Section (B)3(a) and Section (B)3(b) as if such dividend or distribution were made in a liquidation of the Corporation.

(b)               Without limiting the provisions of Section (B)2(a) of this Article IV, the Corporation shall not declare or pay any dividend or make any other distribution to the holders of Series A/A-1 Preferred Stock unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Series A/A-1 Preferred Stock; provided, however, that any dividend or other distribution payable in additional shares of Series A/A-1 Preferred Stock or rights to acquire shares of Series A/A-1 Preferred Stock shall be payable on the Series A Preferred Stock in additional shares of Series A Preferred Stock or rights to acquire shares of Series A Preferred Stock and on the Series A-1 Preferred Stock in additional shares of Series A-1 Preferred Stock or rights to acquire shares of Series A-1 Preferred Stock, in each case, at the same rate and with the same record date and payment date.

3.                  Liquidation Preference.

(a)               In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, upon any bankruptcy), the holders of Series A/A-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or funds of the Corporation to holders of Common Stock, by reason of their ownership of such stock, for each share of Series A/A-1 Preferred Stock, the sum of (i) $1.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar events with respect to such shares of Series A Preferred Stock, the “Original Series A/A-1 Issue Price”) and (ii) the amount of all declared but unpaid dividends on such share of Series A/A-1 Preferred Stock (such sum, the “Series A/A-1 Preference Amount”). In the event that the assets and funds legally available for distribution to the stockholders of the Corporation are insufficient to pay the Series A/A-1 Preference Amount in respect of each share of Series A/A-1 Preferred Stock as set forth above, then all funds or assets legally available for distribution to the holders of Series A/A-1 Preferred Stock shall be paid to such holders of Series A/A-1 Preferred Stock pro rata based on the dollar amount to which they are otherwise entitled under this Section (B)3(a).

(b)               In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (including, without limitation, upon any bankruptcy), after, and only after, full payment has been made to the holders of the Series A/A-1 Preferred Stock required by Section (B)3(a), the holders of Common Stock and the Series A/A-1 Preferred Stock shall be entitled to share ratably in all remaining assets and funds, if any, based upon the number of shares of Common Stock then held, with each share of Series A/A-1 Preferred Stock treated as the number of shares of Common Stock into which such share of Series A/A-1 Preferred Stock is then convertible.

(c)               (i) For purposes of this Section (B)3, unless otherwise agreed to in writing by the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A/A-1 Preferred Stock (the “Required Holders”), a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include: (A) any transaction or series of related transactions (including, without limitation, any reorganization, share exchange, consolidation or merger of the Corporation with or into any other entity but excluding any sale of capital stock by the Corporation for capital raising purposes) (x) in which the holders of the Corporation’s outstanding capital stock immediately before the first such transaction do not, immediately after any other such transaction, retain stock or other equity interests representing at least fifty percent (50%) of the voting power of the surviving entity of such transaction or (y) in which at least fifty percent (50%) of the Corporation’s outstanding capital stock is transferred (calculated on an as-converted to Common Stock basis); or (B) any sale, conveyance, exclusive license or other disposition of all or substantially all of the assets of the Corporation (any such transaction, a “Sale Transaction”). Unless otherwise agreed to in writing by the Required Holders, no stockholder of the Corporation shall enter into any transaction or series of related transactions resulting in a liquidation, dissolution or winding up of the Corporation pursuant to the terms hereof unless the terms of such transaction or transactions provide that the consideration to be paid to the stockholders of the Corporation is to be allocated in accordance with the preferences and priorities set forth in this Section (B)3.

(ii)              In the event of any Sale Transaction, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined by the Board of Directors of the Corporation (the “Board”) in good faith. Any securities shall be valued as follows:

(A)             Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1)               If such securities are traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the fourteen-day period ending three (3) days prior to the closing; and

(2)               If such securities are not traded on a securities exchange, the value shall be the fair market value thereof, as determined by the Board in good faith.

(B)              The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1) or (2) to reflect the approximate fair market value thereof, as determined by the Board in good faith.

(iii)            Notwithstanding any other provision set forth in this Section (B)3, in the event that any consideration payable to the Corporation or its stockholders in connection with any Sale Transaction is contingent upon the occurrence of any event or the passage of time (including, without limitation, any deferred purchase price payments, installment payments, payments made in respect of any promissory note issued in such transaction, payments from escrow, purchase price adjustment payments or payments in respect of “earnouts” or holdbacks) (the “Contingent Consideration”), such Contingent Consideration shall not be deemed received by the Corporation or its stockholders or available for distribution to such stockholders unless and until the contingencies related to such Contingent Consideration are satisfied and such Contingent Consideration is indefeasibly received by the Corporation or its stockholders in accordance with the terms of such Sale Transaction. The definitive agreement with respect to such Sale Transaction shall provide that (A) the portion of such consideration that is not Contingent Consideration (the “Initial Consideration”) shall be allocated among the stockholders of the Corporation in accordance with Section (B)3 as if the Initial Consideration were the only consideration payable in connection with such Sale Transaction and (B) any Contingent Consideration which becomes payable to the stockholders of the Corporation upon the release from escrow or the satisfaction of the applicable contingencies shall be allocated among the stockholders of the Corporation in accordance with Section (B)3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

(d)               For the avoidance of doubt, subject to Section (B)2(b), any cash, securities or other property paid or payable in respect of shares of Series A/A-1 Preferred Stock (upon the redemption thereof or otherwise) shall be paid pro rata, on an equal priority, pari passu basis, to the holders of each class or series of Series A/A-1 Preferred Stock, unless different treatment of the shares of any such class or series is approved by the affirmative vote of the holders of a majority of each class or series of Series A/A-1 Preferred Stock.

4.                  Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

(a)               Right to Convert.

(i)                 Except as set forth in Section (B)4(a)(ii), each share of Series A/A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Class A Common Stock of the Corporation. The number of shares of Class A Common Stock into which each share of Series A/A-1 Preferred Stock may be converted shall be determined by dividing the Original Series A/A-1 Issue Price by the Series A/A-1 Conversion Price in effect on the date that the holder thereof elects to convert such share.

(ii)              Notwithstanding anything to the contrary contained herein, during the period commencing immediately prior to the effectiveness of any registration of the Class A Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and ending immediately following such time after such effectiveness as the Class A Common Stock is not deemed to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act (an “Exchange Act Registration Period”) or such earlier time as such Exchange Act Registration Period terminates in accordance with this paragraph, shares of Series A-1 Preferred Stock shall not be convertible into Class A Common Stock, but instead each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the Corporation or any transfer agent for such stock, into fully paid and nonassessable shares of Class B Common Stock of the Corporation. The number of shares of Class B Common Stock into which each share of Series A-1 Preferred Stock may be converted shall be determined by dividing the Original Series A/A-1 Issue Price by the Series A/A-1 Conversion Price in effect on the date that the holder thereof elects to convert such share. Notwithstanding anything to the contrary contained herein, any Exchange Act Registration Period shall automatically terminate upon the earliest to occur of (x) 5:00 p.m. (New York City time) on the third (3rd) Business Day following the commencement of the Exchange Act Registration Period, if the Company shall not prior to such time have entered into an underwriting agreement with respect to a proposed initial underwritten public offering of the Class A Common Stock, (y) the termination of an underwriting agreement entered into in connection with a proposed initial underwritten public offering of the Class A Common Stock, if such initial public offering shall not have been consummated prior to such termination, and (z) 5:00 p.m. (New York City time) on the tenth (10th) Business Day following the commencement of the Exchange Act Registration Period, if the Company shall not prior to such time have consummated a Qualified IPO (as defined below).

(iii)            For an initial underwritten public offering of the Corporation’s Class A Common Stock, (A) in addition to the shares of Class A Common Stock otherwise issuable upon conversion of the Series A Preferred Stock pursuant to this Section (B)4 there shall be issued immediately prior to the consummation of the public offering, and in any event prior to any conversion of the Series A Preferred Stock pursuant to Section (B)4(b)(i), to the holders of the Series A Preferred Stock, for each share of Series A Preferred Stock held, the number of shares of Class A Common Stock as is determined by dividing the Series A/A-1 Preference Amount by the price per share of Common Stock in such public offering; and (B) in addition to the shares of Class B Common Stock otherwise issuable upon conversion of the Series A-1 Preferred Stock pursuant to this Section (B)4, there shall be issued immediately prior to the consummation of the public offering, and in any event prior to the conversion of the Series A-1 Preferred Stock pursuant to Section (B)4(b)(i), to the holders of the Series A-1 Preferred Stock, for each share of Series A-1 Preferred Stock held, the number of shares of Class B Common Stock as is determined by dividing the Series A/A-1 Preference Amount by the price per share of Class A Common Stock in such public offering

(iv)             The initial Series A/A-1 Conversion Price is the Original Series A/A-1 Issue Price. The Series A/A-1 Conversion Price is subject to adjustment as set forth in this Section (B)4.

(b)               Automatic Conversion.

(i)                 Initial Public Offering. Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock and each share of Series A-1 Preferred Stock shall automatically be converted into shares of Class B Common Stock (as set forth in Section (B)4(a)), in each case, upon: (y) the date and time, or the occurrence of an event, specified by written consent of the Required Holders for the conversion of all outstanding shares of Series A/A-1 Preferred Stock; provided, however, that without the consent of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock, the Series A-1 Preferred Stock shall not be converted pursuant to this clause (y) except during an Exchange Act Registration Period; or (z) immediately prior to the closing of the sale of shares of Class A Common Stock to the public at a price of at least $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), resulting in at least $30,000,000 of gross proceeds to the Corporation (a “Qualified IPO”), provided that such closing occurs during an Exchange Act Registration Period. Such conversions shall be automatic, without need for any further action by the holders of shares of Series A Preferred Stock or Series A-1 Preferred Stock and regardless of whether the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversions unless certificates evidencing such shares of Series A/A-1 Preferred Stock so converted are surrendered to the Corporation or the holder of record of such shares notifies the Corporation that such certificates have been lost, stolen or destroyed and such holder executes an agreement to indemnify the Corporation from any loss incurred by it in connection with such certificates, in each case in accordance with the procedures described in Section (B)4(c) below. Upon the conversion of Series A/A-1 Preferred Stock pursuant to this Section (B)4(b), the Corporation shall promptly send written notice thereof, by registered or certified mail, return receipt requested and postage prepaid, by hand delivery or by overnight delivery, to each holder of record of Series A Preferred Stock at such holder’s address then shown on the records of the Corporation, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Corporation (or of its transfer agent for the Common Stock, if applicable) in the manner described in Section (B)4(c) below.

(ii)              Certain Transfers. Upon a transfer of shares of Series A-1 Preferred Stock by a holder to a Person that is neither an Affiliate of a holder nor a Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission (as defined below), each share of Series A-1 Preferred Stock so transferred shall automatically upon such transfer, without further action by the transferor or transferee thereof, convert into a share of Series A Preferred Stock.

(c)               Mechanics of Conversion. Before any holder of Series A Preferred Stock or Series A-1 Preferred Stock shall be entitled to receive certificates representing shares of Class A Common Stock or Class B Common Stock, as applicable, into which such shares of Series A/A-1 Preferred Stock are converted pursuant to this Section (B)4, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Series A/A-1 Preferred Stock (or such holder notifies the Corporation that such certificates have been lost, stolen or destroyed and such holder executes an agreement to indemnify the Corporation from any loss incurred by it in connection with such certificates), and shall give written notice to the Corporation at such office of the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable and in no event later than ten (10) days after the delivery of said certificates (i) issue and deliver to such holder of Series A/A-1 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion of Series A Preferred Stock or a certificate or certificates for the number of full shares of Class B Common Stock issuable upon such conversion of Series A-1 Preferred Stock, in each case, in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, represented by the surrendered certificate that were not converted into the applicable class of Common Stock and (ii) pay in cash such amount as provided in Section (B)4(f) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion. The person or persons entitled to receive the shares of Class A Common Stock or Class B Common Stock issuable upon such conversion pursuant to this Section (B)4 shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock or Class B Common Stock as of the effective date of such conversion. If the conversion is pursuant to Section (B)4(a) in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock or Series A-1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Class A Common Stock or Class B Common Stock, as applicable, upon conversion of the Series A/A-1 Preferred Stock shall not be deemed to have converted such Series A/A-1 Preferred Stock until immediately prior to the closing of such sale of securities.

(d)               Conversion Price Adjustments for Splits and Combinations. The Series A/A-1 Conversion Price shall be subject to adjustment from time to time as follows:

(i)                 In the event that the Corporation should at any time, or from time to time, after the date of this Amended and Restated Certificate of Incorporation, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (“Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A/A-1 Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion thereof shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(ii)              If the number of shares of Common Stock outstanding at any time after the date of this Amended and Restated Certificate of Incorporation is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A/A-1 Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion thereof shall be decreased in proportion to such decrease in outstanding shares.

(e)             Reorganizations, Mergers or Consolidations. If, at any time, or from time to time, the Common Stock is converted into other securities, assets or property, whether pursuant to a reorganization, merger, consolidation, sale of all or substantially all of the Corporation’s assets or otherwise (other than a subdivision or combination provided for elsewhere in this Section 4 or a Sale Transaction constituting a deemed liquidation of the Corporation pursuant to Section 3), provision shall be made so that the holders of the Series A/A-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A/A-1 Preferred Stock, the number of shares of stock or other securities, assets or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled in connection with such transaction.

(f)                No Fractional Shares and Certificate as to Adjustments.

(i)                 No fractional shares shall be issued upon the conversion of any share or shares of the Series A/A-1 Preferred Stock and, in lieu of any fractional shares to which such holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective fair market value of such share, as determined by the Board in good faith. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of (x) with respect to shares issuable upon the conversion of Series A Preferred Stock, the total number of shares of Series A Preferred Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion and (y) with respect to shares issuable upon the conversion of Series A-1 Preferred Stock, the total number of shares of Series A-1 Preferred Stock the holder is at the time converting into Class A Common Stock (or Class B Common Stock, as applicable) and the aggregate number of shares of Class A Common Stock (or Class B Common Stock, as applicable) issuable upon such conversion.

(ii)              Upon the occurrence of each adjustment or readjustment of the Series A/A-1 Conversion Price pursuant to this Section (B)4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A/A-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A/A-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A/A-1 Conversion Price at the time in effect and (C) the number of shares of Class A Common Stock and/or Class B Common Stock, as applicable, and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A/A-1 Preferred Stock.

(g)               Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A/A-1 Preferred Stock, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(h)               Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, (i) solely for the purpose of effecting the conversion of the shares of the Series A/A-1 Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A/A-1 Preferred Stock and (ii) solely for the purpose of effecting the conversion of the shares of the Series A-1 Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock and/or Class B Common Stock, as applicable, shall not be sufficient to effect the conversion of all of the then outstanding shares of Series A Preferred Stock and all of the then outstanding Series A-1 Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock and/or Series A-1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock and/or Class B Common Stock, as applicable, to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

(i)                 Notices. Any notice required by the provisions of this Section (B)4 to be given to the holders of shares of Series A Preferred Stock or Series A-1 Preferred Stock shall be deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

(j)                 Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock upon conversion of any shares of Series A/A-1 Preferred Stock; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

5.                  Voting Rights.

(a)               In addition to any special class or series voting rights provided herein, under the DGCL or otherwise, the holder of each share of Series A/A-1 Preferred Stock shall have the right to one vote for each share of Class A Common Stock into which such share of Series A/A-1 Preferred Stock could then be converted, and, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A Common Stock and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation and shall be entitled to vote, together with holders of Class A Common Stock, with respect to any question upon which holders of Class A Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted to Class A Common Stock basis (after aggregating all fractional shares into which shares of Series A/A-1 Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole share.

(b)               For the avoidance of doubt, at any time that the shares of Series A-1 Preferred Stock are convertible into shares of Class B Common Stock, except for any special class or series voting rights provided herein or under the DGCL, the Series A-1 Preferred Stock shall have no voting rights and shall not entitle to holders thereof to any vote at any meeting of stockholders, or in connection with any written consent of stockholders, with respect to any matter, and the shares of Series A-1 Preferred Stock shall not be considered present or entitled to vote or otherwise accounted for in connection with any meeting or vote that occurs during such time (including for purposes of determining the presence or absence of a quorum or the minimum vote required to approve any matter), regardless of whether the record date in respect of such meeting or written consent preceded the date that the Series A-1 Preferred Stock became convertible into Class B Common Stock.

6.                  Board of Directors.

(a)               Subject to Section (B)5(b), the holders of Series A/A-1 Preferred Stock shall be entitled to elect three (3) members of the Board (the “Series A Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; provided, however, that the holders of shares of Series A-1 Preferred Stock shall not have any such right at any time that the shares of Series A-1 Preferred Stock are convertible into shares of Class B Common Stock

(b)               Subject to Section (B)5(b), the holders of Common Stock and Preferred Stock, voting together as a single class, shall be entitled, by vote of the holders of a majority of the then outstanding shares of Class A Common Stock (calculated on an as-converted to Class A Common Stock basis), to elect all remaining members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; provided, however, that the holders of shares of Series A-1 Preferred Stock shall not have any such right at any time that the shares of Series A-1 Preferred Stock are convertible into shares of Class B Common Stock.

(c)               Notwithstanding any other provision set forth herein, each of the Series A Directors shall be entitled to cast two (2) votes on each matter before the Board and each committee thereof and each other director shall be entitled to cast a single vote on each matter before the Board and each committee thereof. For the avoidance of doubt, in the event that this Amended and Restated Certificate of Incorporation, the DGCL, the Corporation’s bylaws or any agreement, instrument or document or any other context requires that a resolution, consent, determination (including, without limitation, for the purpose of determining whether a quorum is present at any meeting of the Board) or other action be approved, executed, made or taken by a majority or other proportion of directors, such requirement shall instead be a majority or other proportion of the votes of the directors, notwithstanding anything to the contrary set forth herein or therein.

(d)               Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of the Amended and Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

7.                  Protective Provisions.

(a)               At any time when shares of Series A/A-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)                 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Sale Transaction, or consent to any of the foregoing;

(ii)              amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock and/or the Series A-1 Preferred Stock;

(iii)            create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of Series A Preferred Stock and/or Series A-1 Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock;

(iv)             (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A/A-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock and/or Series A-1 Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A/A-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock and/or Series A-1 Preferred Stock in respect of any such right, preference or privilege;

(v)               purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (i) redemptions of the Series A/A-1 Preferred Stock as expressly authorized herein or (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(vi)             make, or authorize the making of, any pledge of any assets of the Corporation or of the equity interests of any subsidiary of the Corporation or create, or authorize the creation of, any security interest in any assets of the Corporation or any subsidiary of the Corporation unless such making, creation or authorization is approved by each of the Series A Directors;

(vii)          create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

(viii)        increase or decrease the authorized number of directors constituting the Board of Directors.

(b)               At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)                 amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation if the effect thereof would be to adversely and disproportionately modify the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class A Common Stock; or

(ii)              amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation if the effect thereof would be to adversely and disproportionately modify the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Series A Preferred Stock.

(c)               At any time when shares of Series A-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)                 amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation if the effect thereof would be (y) to adversely and disproportionately modify the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Common Stock or (z) modify any of the rights, powers, preferences, privileges, restrictions or provisions of the Class B Common Stock that are not applicable to the Class A Common Stock;

(ii)              amend or repeal, or adopt any provision of this Amended and Restated Certificate of Incorporation if the effect thereof would be to modify the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Series A-1 Preferred Stock; or

(iii)            set a record date for any special meeting or any other meeting or vote of stockholders (or for purposes of determining stockholders entitled to consent to any matter in writing) as of any date on which outstanding shares of Series A-1 Preferred Stock are convertible into Class B Common Stock, or hold a meeting or vote of stockholders (or solicit written consents with respect to any matter) on any such date.

8.                  No Reissuance of Preferred Stock. No share or shares of Series A/A-1 Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

C.                 Common Stock.

1.                  Identical Rights.

(a)               Except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law, shares of Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects as to all matters.

(b)               If the Corporation in any manner subdivides (by stock split or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.

2.                  Dividend Rights.

(a)               Subject to the provisions set forth herein and the preferential rights of holders of all classes of stock at the time outstanding having preferential rights as to dividends and distributions, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends and distributions as may be declared from time to time by the Board; provided that no such dividend or distribution may be declared or paid (other than in the form of shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) unless a dividend or distribution is simultaneously declared or paid, as the case may be, on the Series A/A-1 Preferred Stock in an amount equal to the amount which would be paid on the Series A/A-1 Preferred Stock if the Series A/A-1 Preferred Stock had been converted into Common Stock immediately prior to the record date for the dividend on the Common Stock.

(b)               Without limiting the provisions of Section (C)2(a) of this Article IV, the Corporation shall not declare or pay any dividend or make any other distribution to the holders of Common Stock unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that any dividend or other distribution payable in additional shares of Common Stock or rights to acquire shares of Common Stock shall be payable on the Class A Common Stock in additional shares of Class A Common Stock or rights to acquire shares of Class A Common Stock and on the Class B Common Stock in additional shares of Class B Common Stock or rights to acquire shares of Class B Common Stock, in each case, at the same rate and with the same record date and payment date.

3.             Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section (B)2 of this Article IV.

4.             Redemption. The Common Stock is not by its terms redeemable.

5.             Voting Rights.

(a)            The holders of Class A Common Stock shall have the right to one vote for each share of Class A Common Stock, and the holders of Class A Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Except as otherwise restricted herein, the number of authorized shares of Common Stock or any class thereof may be increased or decreased by the affirmative vote of the holders of capital stock having a majority of the voting power of the Corporation (voting together on an as-if-converted to Class A Common Stock basis), irrespective of the provision of Section 242(b)(2) of the DGCL.

(b)           Except as otherwise provided herein or as otherwise required by the DGCL, the Class B Common Stock shall have no voting rights and shall not entitle to holders thereof to any vote at any meeting of stockholders, or in connection with any written consent of stockholders, with respect to any matter, and the shares of Class B Common Stock shall not be considered present or entitled to vote or otherwise accounted for in connection with any meeting or vote that occurs during such time (including for purposes of determining the presence or absence of a quorum or the minimum vote required to approve any matter). However, as long as any shares of Class B Common Stock are outstanding, without the affirmative vote or written consent of the holders of a majority of the then outstanding shares of the Class B Common Stock, the Corporation shall not, directly or indirectly, whether by or through any subsidiary and whether by merger, consolidation or otherwise, amend, modify or repeal any provision of the Amended and Restated Certificate of Incorporation if the effect thereof would be to modify the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Common Stock.

6.             Conversion of Class B Common Stock.

(a)            Conversions at Option of Holder. Each share of Class B Common Stock shall be convertible, at any time and from time to time from and after the date of issuance, at the option of the holder thereof, into one share of Class A Common Stock. A holder of Class B Common Stock shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed by such holder. If the Notice of Conversion is delivered at a time when the Conversion Shares (as defined below) are required to bear a restrictive legend pursuant to Section (C)6(d), on or before the fifth (5th) Business Day following the Conversion Date (as defined below) (the “Restricted Voluntary Conversion Delivery Deadline”), the Corporation shall, or shall cause its transfer agent to, issue and deliver to the address as specified in the Notice of Conversion, a stock certificate, registered in the name of the holder or its designee, for the number of shares of Class A Common Stock to which the holder shall be entitled, and in the case of a Notice of Conversion delivered at a time when the Conversion Shares are not required to bear a restrictive legend pursuant to Section (C)6(d), on or before the second (2nd) Business Day (or, if earlier, the last day of the Standard Settlement Period (as defined below)) following the Conversion Date (the “Unrestricted Voluntary Conversion Delivery Deadline”), cause the Transfer Agent to credit the aggregate number of shares of Class A Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Corporation (“DTC”) through DTC’s Deposit/Withdrawal at Custodian (DWAC) system. The “Conversion Date,” or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day (as defined below) that the completed Notice of Conversion is sent by electronic mail or facsimile to, and received during regular business hours by, the Corporation. The calculations and entries set forth in the Notice of Conversion shall control in the absence of verifiable or mathematical error. Shares of Class B Common Stock converted into Class A Common Stock in accordance with the terms hereof shall be canceled and shall not be reissued. The holder shall not be required to physically surrender the certificate(s) representing the Class B Common Stock to the Corporation until all shares of Class B Common Stock represented by such certificate(s) have been converted in full, in which case the holder shall surrender such certificate(s) to the Corporation for cancellation within three (3) Trading Days of the date the final Notice of Conversion is delivered to the Corporation. Delivery of a Notice of Conversion with respect to a partial conversion shall have the same effect as cancellation of the original certificate(s) representing such shares of Class B Common Stock and issuance of a certificate representing such remaining shares of Class B Common Stock. In accordance with the preceding sentence, upon the written request of the holder and the surrender of certificate(s) representing Class B Common Stock, the Corporation shall, within three (3) Trading Days of such request, deliver to the holder certificate(s) (as specified by the holder in such request) representing the remaining shares of Class B Common Stock represented by the surrendered certificate(s).

(b)           Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, but subject to the last sentence of this Section (C)6(b), the Corporation shall not effect any conversion of the Class B Common Stock, and a holder shall not have the right to convert any portion of the Class B Common Stock, to the extent that, after giving effect to an attempted conversion set forth on the applicable Notice of Conversion, such holder together with such holder’s Affiliates, and any other Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the holder is a member would beneficially own a number of shares of Class A Common Stock in excess of 4.9% of the total number of shares of Class A Common Stock then issued and outstanding (the “Beneficial Ownership Limitation”); provided that the Beneficial Ownership Limitation shall not apply to the extent that the Class A Common Stock is not deemed to constitute an “equity security” pursuant to Rule 13d-1(i) under the Exchange Act. Delivery of a Notice of Conversion by a holder in respect of the conversion of Class B Common Stock shall constitute a representation by such holder that the issuance of shares of Class A Common Stock in accordance with such Notice of Conversion will not cause such holder (together with such holder’s Affiliates, and any other Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission) to beneficially own a number of shares of Class A Common Stock in excess of the Beneficial Ownership Limitation, as determined in accordance with this Amended and Restated Certificate of Incorporation. For purposes of this Section (C)6(a), the number of shares of Class A Common Stock beneficially owned by such holder and its Affiliates shall include the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which are issuable upon (A) conversion of the remaining, unconverted Class B Common Stock beneficially owned by such holder or any of its Affiliates (and any other Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission), and (B) exercise, exchange or conversion of the unexercised, unexchanged or unconverted portion of any other securities of the Corporation subject to a limitation on conversion, exchange or exercise analogous to the limitation contained herein (including any class or series of preferred stock and warrants) beneficially owned by such holder or any of its Affiliates (and any other Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission). Except as set forth in the preceding sentence, for purposes of this Section (C)6(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any “group” status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(b), in determining the number of outstanding shares of Class A Common Stock, a holder may rely on the number of outstanding shares of Class A Common Stock as stated in the Corporation’s most recent quarterly or annual report filed with the Securities and Exchange Commission (the “Commission”), any current report or other filing filed by the Corporation with the Commission subsequent thereto or any confirmation provided by the Corporation in accordance with the next sentence. Upon the written request of a holder (which may be via electronic mail), the Corporation shall within two (2) Trading Days following such request, confirm in writing via electronic mail to such holder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to any actual conversion, exchange or exercise of securities of the Corporation, including Class B Common Stock, by such holder or its Affiliates since the date as of which such number of outstanding shares of Class A Common Stock was last publicly reported.

(c)            Mechanics of Conversion

(i)                 Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than the Restricted Voluntary Conversion Delivery Deadline or the Unrestricted Voluntary Conversion Delivery Deadline, as applicable (as applicable, the “Share Delivery Date”), the Corporation shall (a) deliver, or cause to be delivered, to the converting holder a certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Class B Common Stock or (b) in the case of a DWAC Delivery, electronically deliver such Conversion Shares by crediting the account of the holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable holder by the Share Delivery Date, the applicable holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such holder any original Class B Common Stock certificate delivered to the Corporation.

(ii)                Obligation Absolute. Subject to Section (C)6(b) hereof and subject to holder’s right to rescind a Notice of Conversion pursuant to Section (C)6(c)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Class B Common Stock in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by a holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with the issuance of such Conversion Shares.

(iii)               Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a holder a certificate or certificates representing Conversion Shares or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section (C)6(c)(i), and if after such Share Delivery Date such holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the holder’s brokerage firm otherwise purchases, shares of Class A Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which such holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then, at the election of such holder, the Corporation shall (A) pay in cash to such holder (in addition to any other remedies available to or elected by such holder) the amount by which (x) such holder’s total purchase price (including any brokerage commissions) for the shares of Class A Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Class A Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of such holder, either reissue (if surrendered) the shares of Class B Common Stock equal to the number of shares of Class B Common Stock submitted for conversion or deliver to such holder the number of shares of Class A Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section (C)6(c)(i). The holder shall provide the Corporation written notice within five (5) Trading Days after the occurrence of a Buy-In indicating the amounts payable to such holder in respect of the Buy-In together with applicable confirmations and any other evidence reasonably requested by the Corporation related thereto. Nothing herein shall limit a holder’s right to pursue any other remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver shares of Class A Common Stock upon conversion of the shares of Class B Common Stock as required pursuant to the terms hereof.

(iv)               Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock for the sole purpose of issuance upon conversion of the Class B Common Stock and payment of dividends on the Class B Common Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights, not less than such aggregate number of shares of the Class A Common Stock as shall be issuable (without regard to the Beneficial Ownership Limitation) upon the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all shares of Class A Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(v)                Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock upon conversion of any shares of Class B Common Stock; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(vi)              Status as Class A Stockholder. Effective as of the delivery by the holder of the Notice of Conversion by the holder by facsimile or electronic mail, as provided herein, (A) the shares of Class B Common Stock being converted shall be deemed converted into shares of Class A Common Stock, (B) the holder shall be deemed the holder or record of such applicable Conversion Shares, and (C) subject to a holder’s right to rescind a Notice of Conversion pursuant to Section (C)6(c)(i), the holder’s rights as a holder of such converted shares of Class B Common Stock shall cease and terminate, excepting only the right to receive certificates evidencing such shares of Class A Common Stock, or electronic delivery of such shares in the case of DWAC Delivery, and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Amended and Restated Certificate of Incorporation. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Class B Common Stock.

(vii)              Automatic Conversion Upon Certain Transfers. Upon a transfer of shares of Class B Common Stock by a holder to a Person that is neither an Affiliate of such holder nor a Person whose beneficial ownership of Class A Common Stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the Commission, each share of Class B Common Stock so transferred shall automatically, without further action by the transferor or transferee thereof, convert into a share of Class A Common Stock; and upon delivery to the Corporation of written notice of any such transfer, the Corporation shall issue and deliver the shares of Class A Common Stock into which such transferred shares of Class B Common Stock shall have thereby converted, with the same effect as if such notice of transfer were a Notice of Conversion delivered in accordance with Section (C)6.

(d)           Legends. Certificates evidencing shares of Class B Common Stock, or shares of Class A Common Stock issued upon conversion thereof (“Conversion Shares”), issued or sold pursuant to an effective registration statement under the Securities Act shall not contain any legend restricting the transfer thereof. Certificates evidencing shares of Class B Common Stock or Conversion Shares shall not be required to contain any legend restricting the transfer thereof: (A) while a registration statement covering the sale or resale of such security is effective under the Securities Act; provided that the holder of such security provides a representation reasonably satisfactory to counsel to the Corporation that such holder will not sell or resell such security at any time that such registration statement is not effective or such registration statement is otherwise not available for the sale or resale of such security, except pursuant to a sale that is exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder, or (B) if the holder thereof provides customary good-faith representations to the effect that it has sold such shares pursuant to Rule 144, or (C) if such shares of Class B Common Stock or Conversion Shares, as the case may be, are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate good-faith representations provided by the holder thereof, or (D) at any time on or after the date hereof that the applicable holder certifies in good faith that it is not an Affiliate of the Corporation and that such holder’s holding period for purposes of Rule 144 and, in the case of the Conversion Shares, subsection (d)(3)(ii) thereof with respect to such shares of Class B Common Stock and/or Conversion Shares is at least twelve (12) months (or six (6) months if the Corporation is, and shall have been for a period of at least ninety (90) days, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act), or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to the Corporation or set forth in a legal opinion delivered by counsel to the Corporation (clauses (A) through (E) collectively with the first sentence of this paragraph, the “Unrestricted Conditions”). The Corporation shall use its reasonable best efforts to cause its counsel to issue a legal opinion to the Transfer Agent at such time as any of the Unrestricted Conditions has been satisfied, if required by the Corporation’s Transfer Agent to effect the issuance of shares of Class B Common Stock or the Conversion Shares, as applicable, without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Condition is met at the time of issuance of shares of Class B Common Stock or at the time of issuance of Conversion Shares, then such shares of Class B Common Stock or Conversion Shares, as applicable, shall be issued free of all legends. The Corporation agrees that at such time as such legend is no longer required under this Section (C)6(d), it will, no later than two (2) Trading Days (or, if less, the number of days comprising the Standard Settlement Period) following the delivery by the applicable holder to the Corporation or the Transfer Agent of a certificate representing shares of Class B Common Stock or Conversion Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Holder this Note and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.

7.             Certain Defined Terms. For the purposes hereof, the following terms shall have the following meanings:

(a)            “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. With respect to a holder of capital stock, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such holder will be deemed to be an Affiliate of such holder.

(b)           “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York, New York.

(c)           “Person” means any individual, sole proprietorship, partnership (general or limited), limited liability company, joint venture, company, trust (statutory or common law), unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental or regulatory agency.

(d)           “Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date (which, as of the date hereof, is two (2) Trading Days).

(e)            “Trading Day” means a day on which the Class A Common Stock is traded for any period on the principal securities exchange or other securities market on which the Class A Common Stock is then being traded.

ARTICLE V

A director of the Corporation shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended, after approval by the stockholders of this Article V, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any amendment, repeal or modification of this Article V, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article V by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation occurring prior to the time of such amendment, repeal, modification or adoption.

ARTICLE VI

The Corporation shall indemnify its directors, and shall provide for advancement of the expenses of such persons, to the fullest extent provided by Section 145 of the DGCL. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such officer, agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any amendment, repeal or modification of the foregoing provision of this Article VI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal, modification or adoption.

ARTICLE VII

The Board may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any Bylaw adopted by the Board, and no amendment or supplement to the Bylaws adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

ARTICLE VIII

Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be set from time to time by resolution of the Board.

ARTICLE IX

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE X

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory requirements) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE XI

Pursuant to Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation or any subsidiary of the Corporation in, or in being offered an opportunity to participate in, any and all business opportunities that are presented to the holders of Series A/A-1 Preferred Stock or their affiliates other than holders who are employees of the Corporation (including, without limitation, any representative or affiliate of such holders of Series A/A-1 Preferred Stock serving on the Board or the board of directors or other governing body of any subsidiary of the Corporation (each a “Board of Directors”)) (collectively, the “Series A Investor Parties”). Without limiting the foregoing renunciation, the Corporation on behalf of itself and its subsidiaries (a) acknowledges that the Series A Investor Parties are in the business of making investments in, and have or may have investments in, other businesses similar to and that may compete with the businesses of the Corporation and its subsidiaries (“Competing Businesses”) and (b) agrees that the Series A Investor Parties shall have the unfettered right to make investments in or have relationships with other Competing Businesses independent of their investments in the Corporation. By virtue of a Series A Investor Party holding capital stock of the Corporation or by having persons designated by or affiliated with such Series A Investor Party serving on or observing at meetings of any Board of Directors or otherwise, no Series A Investor Party shall have any obligation to the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation to refrain from competing with the Corporation and any of its subsidiaries, making investments in or having relationships with Competing Businesses, or otherwise engaging in any commercial activity and none of the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation shall have any right with respect to any investment or activities undertaken by such Series A Investor Party.

Without limitation of the foregoing, each Series A Investor Party may engage in or possess any interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any of its subsidiaries, and none of the Corporation, any of its subsidiaries or any other holder of capital stock or securities of the Corporation shall have any rights or expectancy by virtue of such Series A Investor Parties’ relationships with the Corporation, or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such ventures, even if such investment is in a Competing Business, shall not for any purpose be deemed wrongful or improper. No Series A Investor Party shall be obligated to present any particular investment opportunity to the Corporation or its subsidiaries even if such opportunity is of a character that, if presented to the Corporation or such subsidiary, could be taken by the Corporation or such subsidiary, and each Series A Investor Party shall continue to have the right for its own respective account or to recommend to others any such particular investment opportunity.

ARTICLE XII

For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Amended and Restated Certificate of Incorporation from employees, officers, directors or consultants of the Company in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board (in addition to any other consent required under this Amended and Restated Certificate of Incorporation), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code). Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

ARTICLE XIII

The foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 228 of the DGCL.

ARTICLE XIV

This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Certificate of Incorporation dated August 6, 2015, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 14th day of September, 2020.

By:	/s/ Ronald Lloyd
Name:	Ronald Lloyd
Title:	President and Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert shares of class b common Stock)

Reference is made to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). In accordance with and pursuant to the Certificate of Incorporation, the undersigned hereby elects to convert the number of shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), of Aziyo Biologics, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Number of shares of Class B Common Stock to be converted:

Please confirm the following information:

Number of shares of Class A Common Stock to be issued:

Please issue the shares of Common Stock in accordance with the terms of the Certificate of Incorporation as follows:

Issue to:

E-mail:

DTC Participant Number and Name:

Account Number: